Exhibit 99.1

Stryve Foods, Inc. Reports Fiscal 2022 Second Quarter Results

Record Second Quarter Revenue - Full Year Revenue Guidance of $35M to $37M

New Leadership Restructuring with Expected Profit Inflection During First Half 2023

Positioned for New Debt Financing Including Over $20M Non-Dilutive Borrowing Capacity

PLANO, Texas, August 15, 2022 — Stryve Foods, Inc. (“Stryve” or “the Company”) (NASDAQ: SNAX), an emerging healthy snack and eating platform disrupting traditional consumer packaged goods (CPG) categories, and a leader in the air-dried meat snack industry in the United States, today reports financial and operating results for the three and six months ended June 30, 2022.

Chris Boever, Chief Executive Officer, commented, “The record revenue quarter, although challenging, demonstrated a growing consumer demand of the better for you, air dried meat snack category, as well as our Stryve family of brands. As a fellow shareholder, I am proud of all that the team has accomplished and confident that we are well-positioned for the future with the changes we are making. I am impressed with the quality of our products along with the passion, pride, and talent in the organization. Together they have created an on-trend business that has tremendous upside potential.

“In addition, I am excited to announce a major Restructuring Plan to build on the positives, accelerate gross margins, and deliver a profitable business in the future. This plan not only includes a goal to reduce operating expenses in the second half by greater than 50% year-over-year, but also includes an introduction of a productivity program, focused on quality growth, efficiencies, and disciplined execution. Additionally, a key piece of the plan is a continuous price action review process, which has already resulted in our recent announcement of a second price increase this year which will take effect in the coming months.

“Although we have reduced the Company’s full year net sales guidance range to $35 million to $37 million, we felt this was necessary to ensure sustainable, quality sales and margins. Finally, I am thrilled to announce that when pairing the near-term demand outlook for our products with these organizational changes, we expect the business to reach an inflection point of profitability during the first half of 2023,” Boever concluded.

Alex Hawkins, Chief Financial Officer, said “Despite record high revenues in second quarter, financial results were adversely impacted by a substantial, limited-time promotional program that took place in Q2’22. While this nationwide program was successful in driving household penetration and important trial with our target consumers, it came at a substantial cost, which resulted in significantly negative gross profits. This margin pressure was compounded by several significant, one-time, reserves and write downs for non-core assets as well as certain accruals mostly related to the Restructuring Plan.

“Looking forward, we are encouraged by our early Q3 results as we are seeing meaningful gross margin recovery. We view this as a testament to our plan and the non-recurring nature of many of the pressures we faced in the second quarter.

“Finally, I’m excited to share we are under letter of intent to secure in excess of $20M in non-dilutive, committed borrowing capacity through a combination of facilities. We believe this, plus our cash and positive net working capital position will provide the business with sufficient runway to achieve our plans to support margins, enhance productivity, and reduce expenses, all of which we expect will result in a significantly improved financial position moving forward,” commented Hawkins.

Second Quarter Highlights

●	Net sales of $10.9 million, increased 49% from $7.4 million versus the year ago quarter.
●	Gross profit was negative ($4.4) million for the quarter, compared to positive gross profit of $3.6 million or 48.7% of net sales in the 2021 quarter. The negative gross margin during the second quarter was largely attributable to price/mix on a large scale, but most significantly by a limited-time, retailer specific promotional program.
●	Operating loss of ($16.0) million, compared to operating loss of ($5.0) million in the 2021 second quarter. The material increase in the operating loss was mainly due to unprofitable sales and volume-related operations expenses from limited-time retailer specific promotional program, as well as one-time charges related to the Company’s restructuring efforts in the 2022 second quarter.
●	Net loss of ($16.4) million, or ($0.53) per share, compared to a net loss of ($5.6) million, or ($0.55) per share, in the 2021 second quarter.
●	Adjusted loss per share of ($0.39) [1] for the second quarter of 2022, was adjusted for restructuring charges, stock-based compensation and other one-time items, which compares favorably to Adjusted loss per share of ($0.58) for the year ago period.
●	Adjusted EBITDA loss[1] of ($11.4) million for the 2022 second quarter, compared to ($4.4) million in the prior year quarter.

1 Adjusted EBITDA and Adjusted loss per share are a non-GAAP financial measure as defined and reconciled to GAAP below.

1

First Six Months Highlights

●	Net sales of $18.4 million for the first half, increased 30% from $14.2 million versus the year ago period.
●	Gross profit was negative ($3.3) million for the first half, compared to positive gross profit of $6.3 million, or 44.1% of net sales in the 2021 period.
●	Operating loss of ($23.1) million for the first half, compared to operating loss of ($11.6) million in the 2021 prior year period. The material increase in the operating loss was mainly due to unprofitable sales and volume-related operations expenses from a second quarter limited-time retailer specific promotional program. In addition, significant one-time charges from restructuring efforts under new leadership were recorded in the second quarter.
●	Net loss of ($23.7) million, or ($0.78) per share for the first half, compared to a net loss of ($11.3) million, or ($1.12) per share, in the 2021 prior year period.
●	Adjusted loss per share of ($0.62) [1] for the first half of 2022, was adjusted for restructuring charges, stock-based compensation and other one-time items, which compares favorably to Adjusted loss per share of ($1.28) for the year ago period.
●	Adjusted EBITDA loss[1] of ($17.6) million for the first half, compared to a ($10.2) million Adjusted EBITDA loss in the comparable period.

1 Adjusted EBITDA and Adjusted loss per share are a non-GAAP financial measure as defined and reconciled to GAAP below.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Eastern Time to discuss financial and operating results for the quarter ended June 30, 2022. To access the call live by phone, dial (855) 327-6837 and ask for the Stryve Foods call at least 10 minutes prior to the start time. A telephonic replay will be available through August 22, 2022, by calling (844) 512-2921 and using passcode ID: 10019507#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at https://ir.stryve.com/news-events.

About Stryve Foods, Inc.

Stryve is an emerging healthy snacking and food company that manufactures, markets and sells highly differentiated healthy snacking and food products that Stryve believes can disrupt traditional snacking and CPG categories. Stryve’s mission is “to help Americans eat better and live happier, better lives.” Stryve offers convenient products that are lower in sugar and carbohydrates and higher in protein than other snacks and foods. Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar*, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its ecommerce websites and through the Amazon platform.

For more information about Stryve, visit www.stryve.com or follow us on social media at @stryvebiltong.

* All Stryve Biltong and Vacadillos products contain zero grams of added sugar, with the exception of the Chipotle Honey flavor of Vacadillos, which contains one gram of sugar per serving.

2

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “will”, “would”, “could”, “intend”, “aim”, “believe”, “anticipate”, “continue”, “target”, “milestone”, “expect”, “estimate”, “plan”, “outlook”, “objective”, “guidance” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including, but not limited to, statements regarding Stryve’s plans, strategies, objectives, targets and expected financial performance. These forward-looking statements reflect Stryve’s current views and analysis of information currently available. This information is, where applicable, based on estimates, assumptions and analysis that Stryve believes, as of the date hereof, provide a reasonable basis for the information and statements contained herein. These forward-looking statements involve various known and unknown risks, uncertainties and other factors, many of which are outside the control of Stryve and its officers, employees, agents and associates. These risks, uncertainties, assumptions and other important factors, which could cause actual results to differ materially from those described in these forward-looking statements, include: (i) the inability to achieve profitability due to commodity prices, inflation, supply chain interruption, transportation costs and/or labor shortages; (ii) the ability to recognize the anticipated benefits of the Business Combination or meet financial and strategic goals, which may be affected by, among other things, competition, supply chain interruptions, the ability to pursue a growth strategy and manage growth profitability, maintain relationships with customers, suppliers and retailers and retain its management and key employees; (iii) the risk that retailers will choose to limit or decrease the number of retail locations in which Stryve’s products are carried or will choose not to carry or not to continue to carry Stryve’s products; (iv) the possibility that Stryve may be adversely affected by other economic, business, and/or competitive factors; (v) the effect of the COVID-19 pandemic on Stryve; (vi) the possibility that Stryve may not achieve its financial outlook and (vii) other risks and uncertainties described in the Company’s public filings with the SEC. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those projections and forward-looking statements are based.

Investor Relations Contact:

Three Part Advisors, LLC
Sandy Martin or Phillip Kupper
smartin@threepa.com or pkupper@threepa.com
214-616-2207 or 817-368-2556

3

-Financial Statements Follow-

Stryve Foods, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)

SALES, net	$10,946	$7,351	$18,367	$14,186

COST OF GOODS SOLD (exclusive of depreciation shown separately below)	15,371	3,770	21,668	7,927

GROSS (LOSS) MARGIN	$(4,425)	$3,581	$(3,301)	$6,259

OPERATING EXPENSES
Selling expenses	$4,717	$5,593	$8,743	$12,047
Operations expense	1,350	970	2,580	2,030
Salaries and wages	3,510	1,602	6,096	3,003
Depreciation and amortization expense	503	397	948	792
Prepaid media reserve	1,489	-	1,489	-
Gain on disposal of fixed assets	(24)	(10)	(24)	(9)
Total operating expenses	11,545	8,552	19,831	17,863

OPERATING LOSS	(15,970)	(4,971)	(23,133)	(11,604)

OTHER (EXPENSE) INCOME
Interest expense	(181)	(1,147)	(369)	(1,957)
PPP loan forgiveness	-	-	-	1,670
Change in fair value of Private Warrants	40	-	85	-
Gain on debt extinguishment	-	545	-	545
Other (expense) income	(215)	12	(215)	24
Total other (expense) income	(356)	(590)	(499)	282

NET LOSS BEFORE INCOME TAXES	(16,326)	(5,561)	(23,632)	(11,322)

Income taxes	29	-	36	-

NET LOSS	$(16,355)	$(5,561)	$(23,668)	$(11,322)

Loss per common share:
Basic and diluted	$(0.53)	$(0.55)	$(0.78)	$(1.12)

Weighted average shares outstanding:
Basic and diluted	30,946,486	10,139,422	30,355,697	10,141,928

4

Stryve Foods, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2022	2021
	(Unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$5,011	$2,217
Accounts receivable, net	4,256	2,900
Inventory, net	6,653	7,216
Prepaid media spend, net of reserve	-	450
Prepaid expenses and other current assets	1,689	2,256
Total current assets	17,609	15,039

Property and equipment, net	8,015	6,826
Right of use asset, net	669	767
Deferred Tax Asset	-	-
Goodwill	8,450	8,450
Intangible asset, net	4,483	4,604
Prepaid media spend, net of reserve and net of current portion	-	1,085
Other assets	-	4
TOTAL ASSETS	$39,226	$36,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,557	$3,098
Accrued expenses	2,568	1,635
Current portion of lease liability	211	168
Line of credit	-	3,500
Current portion of long-term debt	122	3,447
Total current liabilities	5,458	11,848

Long-term debt, net of current portion	36	120
Lease liability, net of current portion	491	599
Financing obligation - related party operating lease	7,500	7,500
Deferred tax liability, net	67	67
Deferred stock compensation liability	505	71
Warrant liability	43	128
TOTAL LIABILITIES	14,100	20,333

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock - $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Class A common stock - $0.0001 par value, 400,000,000 shares authorized, 16,750,794 and 8,633,755 shares issued and outstanding, respectively	2	1
Class V common stock - $0.0001 par value, 200,000,000 shares authorized, 11,502,355 shares issued and outstanding	1	1
Additional paid-in-capital	132,902	100,551
Accumulated deficit	(107,779)	(84,111)
TOTAL STOCKHOLDERS’ EQUITY	25,126	16,442

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,226	$36,775

5

Stryve Foods, Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(in thousands)

	Six Months Ended
	June 30, 2022	June 30, 2021
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,668)	$(11,322)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	827	667
Amortization of intangible assets	121	124
Amortization of debt issuance costs	-	281
Gain on disposal of fixed assets	(24)	(9)
Gain on debt extinguishment	-	(545)
Prepaid media reserve	1,489	-
Amortization of right-of-use asset	98	-
Interest income on members loan receivable	-	(24)
Bad debt expense	289	263
Forgiveness on paycheck protection program loan	-	(1,670)
Stock based compensation expense	712	-
Change in fair value of Private Warrants	(85)	-
Changes in operating assets and liabilities:
Accounts receivable	(1,644)	(2,728)
Inventory	563	(1,433)
Vendor deposits	4	-
Prepaid media spend	45	(171)
Prepaid expenses and other current assets	566	(800)
Accounts payable	(540)	1,645
Accrued liabilities	933	279
Operating lease payments	(65)	-
Net cash used in operating activities	$(20,379)	$(15,443)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of equipment	(2,033)	(249)
Cash received for sale of equipment	41	74
Net cash used in investing activities	$(1,992)	$(175)

CASH FLOWS FROM FINANCING ACTIVITIES
PIPE capital raise	32,311	-
Exercise of Prefunded Warrants	-	-
Repurchase of member shares	-	(100)
Post closing adjustment of BCA	(238)	-
Repayments on long-term debt	(4,908)	(4,361)
Borrowings on related party debt	-	9,294
Repayments on related party debt	-	(7,794)
Borrowings on short-term debt	-	19,695
Repayments on short-term debt	(2,000)	-
Debt issuance costs	-	(507)

Net cash provided by financing activities	$25,165	$16,227

Net change in cash and cash equivalents	2,794	609
Cash and cash equivalents at beginning of period	2,217	592
Cash and cash equivalents at end of period	$5,011	$1,201

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$403	$1,507

6

Reconciliation of GAAP to Non-GAAP Information

Stryve uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in operating results, and provide additional insight on how the management team evaluates the business. Stryve’s management team uses EBITDA, Adjusted EBITDA, and Adjusted Earnings Per Share to make operating and strategic decisions, evaluate performance and comply with indebtedness related reporting requirements. Below are details on this non-GAAP measure and the non-GAAP adjustments that the management team makes in the definition of EBITDA, Adjusted EBITDA and Adjusted Earnings Per Share. Stryve believes this non-GAAP measure should be considered along with net income (loss), the most closely related GAAP financial measure. A reconciliation between EBITDA and net income (loss) is below:

	Three Month Period Ended	Three Month Period Ended	Six Month Period Ended	Six Month Period Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

(in thousands)
Net loss before income taxes	$(16,326)	$(5,561)	$(23,632)	$(11,322)
Interest expense	181	1,147	369	1,957
Depreciation and amortization	503	397	948	792
EBITDA	$(15,642)	$(4,017)	$(22,315)	$(8,573)
Additional Adjustments:
PPP loan forgiveness	-	-	-	(1,670)
Severances and One-Time Employee Related Costs	1,346	-	1,425	-
One-Time Reserves and Write Downs	2,562	-	2,562	-
Business combination expenses	-	193	-	1,077
Stock based compensation expense	384	-	712	-
Comparability adjustment - Public vs. Private	-	(527)	-	(1,049)
Adjusted EBITDA	$(11,350)	$(4,351)	$(17,616)	$(10,215)

	Three Month Period Ended	Three Month Period Ended	Six Month Period Ended	Six Month Period Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
(In thousands except share and per share information)

Net loss	$(16,354)	$(5,561)	$(23,668)	$(11,322)
Weighted average shares outstanding	30,946,486	10,139,422	30,355,697	10,141,928
Basic & Diluted Net Loss per Share	$(0.53)	$(0.55)	$(0.78)	$(1.12)
Additional Adjustments:
PPP loan forgiveness	—	—	—	(0.16)
Severances and One-Time Employee Related Costs	0.04	—	0.05	—
Reserves and Write Downs	0.08	—	0.08	—
Business combination expenses	—	0.02	—	0.11
Stock based compensation expense	0.01	—	0.02	—
Comparability adjustment - Public vs. Private	—	(0.05)	—	(0.10)
Adjusted Earnings per Share	$(0.39)	$(0.58)	$(0.62)	$(1.28)

7